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                                                                       EXHIBIT 5

                   [SHUMAKER, LOOP & KENDRICK, LLP LETTERHEAD]


                                 August 1, 2003

George L. Chapman
Chairman of the Board and
Chief Executive Officer
Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, OH  43604

                  Re:   HEALTH CARE REIT, INC.
                        Registration Statement on Form S-3
                        SEC File No. 333-107280
                        Our File No. 74712

Dear Mr. Chapman:

      We have acted as counsel to Health Care REIT, Inc. (the "Company") in connection with the preparation and filing of its Registration Statement on Form S-3, as amended, with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of up to $937,557,819 aggregate amount of securities of the Company, consisting of an indeterminate amount of (1) debt securities, (2) preferred stock, (3) depositary shares, (4) common stock, (5) warrants to purchase debt securities, preferred stock, depositary shares, common stock or units, and (6) units consisting of one or more debt securities or other securities (collectively, hereinafter referred to as the "Shares").

      In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements, and instruments as we have deemed necessary and appropriate to render an opinion herein set forth.

      Based upon the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner set forth in the Registration Statement, legally and validly issued and fully paid and nonassessable.

      The undersigned hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                               Very truly yours,

                                               SHUMAKER, LOOP & KENDRICK, LLP

                                               By:      /s/ Mary Ellen Pisanelli